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                                                                    EXHIBIT 10.9

                              PRIVATE PLACEMENT
                            BANK ESCROW AGREEMENT

        This Bank Escrow Agreement is made and entered into as of this ___ day of September, 1997, by and among MGC COMMUNICATIONS, INC., a Nevada corporation (the "Company"), MARINE MIDLAND BANK, as Escrow Agent (the "Escrow Agent"), and those persons indentified on Exhibit "A" attached hereto (the "Investors").

                            W I T N E S S E T H :

        WHEREAS, the Company proposes to issue units (consisting of Senior Secured Notes and Warrants to purchase Common Stock) to raise gross proceeds of at least $150 million (the "Debt Offering"); and

        WHEREAS, the Debt Offering contemplates that the Company will complete, within 60 days after the closing of the Debt Offering, the sale of its convertible preferred stock (the "Preferred Stock Offering") resulting in gross proceeds to the Company of at least $15 million or alternatively, that the Company will complete within 60 days after the closing of the Debt Offering, the sale of Common Stock (the "Common Stock Offering") resulting in gross proceeds to the Company of at least $15 million; and

        WHEREAS, the Company has arranged for the Investors to contribute $15 million into escrow under this Agreement to provide assurance to those participating in the Debt Offering that either the Preferred Stock Offering or Common Stock Offering will be completed within 60 days after the closing of the Debt Offering; and

        WHEREAS, the Escrow Agent agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

        1. Establishment of Escrow Account. Each of the Investors hereby agrees to contribute to the Escrow Agent for the purposes set forth herein the amount set forth opposite his name on Exhibit "A" hereto. The parties shall establish a non-interest bearing escrow account with the Escrow Agent for the funds received from the Investors, which escrow account shall be entitled "MGC Communications, Inc. Escrow Account" (the "Escrow Account"). Amounts on deposit in the Escrow Account shall be invested by the Escrow Agent only in "Government Securities" that mature on or before the earlier of sixty (60) days after the closing date of the Debt Offering or December 15, 1997, which Government Securities shall be designated by the Company and relayed to the Escrow Agent from time to time. For purposes of this Agreement, "Goverment Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged. The Escrow Agent shall not be liable to the Investors or to the
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Company for any losses or expenses incurred in connection with the investment of amounts on deposit in the Escrow Account as directed by the Investors.

     2. Escrow Period. The escrow period for the Escrow Account shall begin upon deposit of funds from the Investors and shall terminate (subject to the disbursement provisions in paragraph 3) upon the earliest to occur of the following dates (the "Offering Termination Date"):

          A. The date which is five (5) days after the date the Escrow Agent receives written notice from the Company that the Preferred Stock Offering has been closed; or

          B. The date which is sixty (60) days after the closing of the Debt Offering; or

          C.   December 15, 1997.

     During the escrow period, the Company is aware and understands it is not entitled to any portion of the Escrow Account and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, until disbursed to the Company in accordance with this Agreement.

     3. Disbursement from the Escrow Account. Amounts in the Escrow Account shall be disbursed as follows:

          A. In the event the Escrow Agent (i) receives written notice from the Company prior to the Offering Termination Date that the Debt Offering has been written closed or that the Company has otherwise issued debt obligations resulting in gross proceeds to the Company of at least $100 million and (ii) receives written notice from the Company that the Preferred Stock Offering has not been closed prior to the Offering Termination Date, then upon receipt of such notification by Escrow Agent from the Company, the Escrow Agent shall disburse the amounts contributed by the Investors to the Escrow Account to the Company, in which event, the Investors shall be entitled to receive between 3,000,000 and 4,285,712 shares of Common Stock in the Company (reflecting a per share price of $3.50 to $5.00) as determined by separate agreement of the Company and the Investors. The Escrow Agent shall notify the Company and the Investors of its distribution of funds under this Paragraph A.

          B. In the event the Escrow Agent receives written notice from the Company that the Preferred Stock Offering has been closed on or prior to the Offering Termination Date, the Escrow Agent shall provide immediate written notice thereof to Bear, Stearns & Co. Inc. ("Bear"). If Bear does not deliver to the Escrow Agent its written objection to the disbursement of the Escrow Account within five (5) days after such notice to Bear or if Bear otherwise consents in writing to the disbursement of the Escrow Account prior to the expiration of such five-day period, then the Escrow Agent shall promptly notify the Investors that the amounts in the Escrow Account are available for disbursement. Upon receipt by the Escrow Agent of appropriate written instructions from any Investor, the Escrow Agent shall disburse the amount contributed by such


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Investor to the Escrow Account, or such portions thereof, either (i) to the
Company, with respect to which such Investor shall be entitled to shares of Convertible Preferred Stock of the Company upon the same terms as the Preferred Stock Offering, or (ii) to such Investor, as directed by such Investor. If any Investor fails to direct the disbursement under this Paragraph B within ten (10) days after notice from the Escrow Agent, such disbursement with respect to such Investor shall be made by check to such Investor and sent to him at the address indicated on Exhibit "A".

          C. Upon the disbursement of the amounts contributed to the Escrow Account as provided in Paragraph A or B above, all investment earnings in the Escrow Account shall be disbursed to the Investors in proportion to the amounts contributed to the Escrow Account.

          D. In the event the Escrow Agent receives written notice from the Company at any time after October 15, 1997, that the Debt Offering has not been closed, the Escrow Agent shall provide prompt written notice thereof to Bear. If Bear does not deliver to the Escrow Agent its written objection to the disbursement of the Escrow Account within five (5) days after such notice to Bear or if Bear otherwise consents in writing to the disbursement of the Escrow Account prior to the expiration of such five-day period, then the Escrow Agent shall promptly notify the Investors that the amounts in the Escrow Account are available for disbursement. Upon receipt by the Escrow Agent of appropriate written instructions from each Investor, the Escrow Agent shall disburse all funds contributed by such Investor to the Escrow Account to such Investor.

     4. Payment to Escrow Agent. The Company agrees to pay the Escrow Agent a fee for its services under this Agreement as has been agreed by the Company and the Escrow Agent, and to reimburse the Escrow Agent upon demand for all expenses, including legal fees, reasonably incurred by the Escrow Agent in the performance of its duties hereunder.

     5. Liability of Escrow Agent. Upon payment by Escrow Agent of all the funds in the Escrow Account as provided herein, the Escrow Agent shall be relieved of all liabilities in connection with this Agreement.

     6. Duties of Escrow Agent. It is understood and agreed further that the Escrow Agent shall:

          A. be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine, signed by the proper party or parties and in accordance with the terms of this Agreement.

          B. be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any of its authorized officers and mailed, by registered or certified mail, addressed to the Company at 3165 Palms Centre Drive, Las Vegas, Nevada 89103, to the Investors at their addresses as set forth in Exhibit "A" and to Bear at 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department.


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          C.   provide the Company with a detailed statement which summarizes all activity in the Escrow Account.

          D. be under no duty or obligation other than those herein specifically provided. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement. The duties of the Escrow Agent are purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and unless it shall have given prior written consent thereto. In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instruction, claims or demands from the parties hereto which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to keep safely all funds held in the Escrow Account until it shall be directed otherwise in writing by all of the parties hereto or by a final judgment of a court of competent jurisdiction and time for appeal has expired and no appeal has been perfected.

     7. Escrow Agent Resignation. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto at their addresses set forth below, at least 10 days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the Company and the Investors, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent (except as stated in the following sentence) hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely the funds held in the Escrow Account and to deliver the same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

     8. Indemnity. The Company agrees to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including attorneys fees, that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, and the legal costs and expenses of any action instituted by it to resolve any dispute as to the funds held in the Escrow Account. The provisions of this Section 8 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

     9. Modification. This Agreement may be modified only by an instrument in writing signed by all of the parties hereto; provided, however, that neither
Section 2 nor Section 3 hereof


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may be amended without the consent of Bear, Stearns & Co. Inc., as one of the managers of the Debt Offering.

     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. Governing Law. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of New York and may be modified only in writing.

     IN WITNESS WHEREOF, the parties have executed this Private Placement Bank Escrow Agreement on the date first above written.

                                      MGC COMMUNICATIONS, INC.

                                      By:
                                           -----------------------------------
                                           Nield J. Montgomery, President



                                      MARINE MIDLAND BANK, Escrow Agent

                                      By:
                                           -----------------------------------

                                      INVESTORS:


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                                   EXHIBIT "A"


                                    Investors

Name and Address                                     Amount Contributed
----------------                                     ------------------

The Gallagher Trust dated                                $3,750,000
  October 20, 1992
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

Timothy P. Flynn                                         $3,750,000
6900 Westcliff Drive
Suite 505
Las Vegas, NV  89128

Robert L. Priddy*                                        $3,750,000
9410 Laguna Niguel Drive
Las Vegas, NV  89134

Bonderman Family Limited Partnership                     $3,750,000
201 Main Street
Suite 2420
Fort Worth, TX 76102
Attn: James J. O'Brien






*Copies of all notices to be sent to 3435 Kingsboro Road, #1601, Atlanta, Georgia 30326.